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                                                                   EXHIBIT 10.15


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR SUCH OTHER LAWS.

                              San Jose. California
                                January 31, 2001

                                 PROMISSORY NOTE

For value received, FabCentric. Inc., a Massachusetts corporation having a principal place of business at 246 Walnut Street Newton, MA 02460 (the "Corporation"), promises to pay to HPL Inc., a California corporation located at 2033 Gateway Place, San Jose, CA 95110 (the "Holder"), on or prior to January 31, 2002 (the "Maturity Date"), the principal sum of Five Hundred Seventy Thousand dollars ($570,000.00) plus interest thereon at the rate and on the terms set forth below. As long as a definitive merger agreement is signed and approved by FabCentric's board by March 9th 2001, a further Two Hundred Thirty Thousand dollars ($230,000.00) will be loaned to Corporation in March 2001 and Holder will issue a similar note under these same terms to reflect that loan. The expected payout schedule is included as Appendix 1.

The purpose of this Note is to serve as a bridge loan while the parties negotiate an acquisition of the Corporation by the Holder. The following is a statement of the rights and obligations of the Holder and the Corporation under this Note, and the conditions to which this Note is subject, to which the Corporation, by the execution and deliver hereof, and the Holder, by the acceptance of this Note, agree:

     1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

        1.1 "Preferred Stock" shall mean shares of a series of preferred stock referred to at Section 3.

        1.2 "Noteholder," "Holder," or similar terms, when the context refers to a Holder of a Note, shall mean any entity who shall at the time be the Holder of this Note.

     2. TERMS OF NOTE

        2.1 The Corporation shall pay to the Holder on the schedule set forth above the principal indebtedness evidenced hereby.

        2.2 This Note shall bear interest on the outstanding principal amount hereof until paid in full at the rate of Eight percent (8.0%) per annum. Interest shall be


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paid quarterly in arrears on the Maturity Date. Interest shall accrue until the repayment of the outstanding principal sum hereunder with all accrued interest in accordance with this Note. All payments by the Corporation under this Note shall be in immediately available funds.

        2.3 This Note may be prepaid by the Corporation at any time without premium or penalty, but with interest thereon to the date of prepayment.

        2.4 If any payment on this Note becomes due and payable on a Saturday, Sunday, or legal holiday, the date for payment thereof shall be extended to the next succeeding business day.

        2.5 The entire principal balance of this Note, together with any unpaid interest thereon and any other sums due and payable hereunder shall become automatically and immediately due and payable and the Maturity Date shall be accelerated, notwithstanding anything to the contrary in this Note. Without notice or demand upon the occurrence of any of the following events (each, an "Event of Default"): (i) the liquidation, termination or dissolution of the Corporation or its ceasing to carry on actively its present business or the appointment of a receiver for the Corporation or any part of its property; (ii) the dissolution, liquidation or termination of existence of, the insolvency of, or the making of an assignment for the benefit of creditors by, the Corporation; or (iii) the institution of bankruptcy, reorganization, arrangement, liquidation. receivership, moratorium or similar proceedings by or against the Corporation, and, if so instituted against the Corporation, its onset thereto or the pendency thereof for thirty (30) days.

     3. WARRANT COVERAGE. The Corporation shall immediately issue warrants to the Holder to purchase Two Hundred Thousand (200,000) shares of its Series B Preferred Stock at an exercise price of $ 2.00 if the proposed acquisition of the Corporation doesn't close. The warrant shall expire on the second anniversary of the Maturity Date to the extent not then exercised.

     4. ISSUANCE OF STOCK ON EXERCISE. As soon as practicable after the exercise of the warrants, the Corporation at its expense will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates for the number of shares of Preferred Stock to which that Holder shall be entitled on such exercise (bearing such legends as may be required by any agreements which may be entered into by the Holder in connection with such exercise and applicable state and federal securities laws). No fractional shares will be issued on conversion of this Note. If a fraction of a share would otherwise be issuable on conversion of this Note, the Corporation will in lieu of such issuance pay the cash value of that fractional share.



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     5. CHANGES: WAIVERS. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Corporation and the Holder.

     6. MISCELLANEOUS.

        6.1 The Corporation, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable. If the Corporation fails to comply with any of the provisions of this Note, the Corporation will pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees and disbursements, incurred by the Holder of this Note in collecting upon this Note or otherwise enforcing any of the Holder's rights hereunder.

        6.2 The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

        6.3 This Note shall be governed by and construed in accordance with the laws of the State of California.

        6.4 In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

        6.5 All payments by the Corporation under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Corporation shall pay and save the Holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.



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        6.6 Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, premium or interest in such order and manner as shall be determined by the Holder in his discretion.

        6.7 No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

        6.8 The Corporation and Holder agree that the Note shall be senior debt of the Corporation and the Corporation covenants that it will use its best efforts to subordinate all other indebtedness of the Corporation to this Note.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be signed in its name and executed as a sealed instrument this 16th day of February 2001.

FabCentric. Inc.

/s/ Lucian Wagner
-------------------------------------
Lucian Wagner
President



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                                   APPENDIX 1

                                 PAYOUT SCHEDULE

                       Jan 31st              $ 100,000.00
                       Feb 9th               $ 135,000.00
                       Feb 14th              $ 100,000.00
                       Feb: 23rd             $ 135,000.00
                       Feb: 28th             $ 100,000.00
                       March 14th            $ 130,000.00
                       March 30th            $ 100,000.00




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